UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 27, 2016

Home BancShares, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 339-2929

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Effective July 27, 2016, Centennial Bank, the wholly owned subsidiary of Home BancShares, Inc. (the “Company”), entered into a termination agreement (the “Agreement”) with the Federal Deposit Insurance Corporation (“FDIC”) providing for the early termination of each of Centennial Bank’s loss share agreements with the FDIC in connection with Centennial Bank’s 2010 acquisitions of Old Southern Bank, Key West Bank, Bayside Savings Bank, Coastal Community Bank, Wakulla Bank and Gulf State Community Bank, respectively, from the FDIC as receiver for these failed banks. Under the terms of the Agreement, Centennial Bank made a net payment of approximately $6.6 million to the FDIC as consideration for the early termination of the loss share agreements.

Under the terms of the respective loss sharing agreements, the FDIC was obligated to reimburse Centennial Bank for a percentage (in most cases, 80%) of losses with respect to covered assets acquired from the failed banks, and Centennial Bank was required to reimburse the FDIC for an equal percentage of recoveries with respect to losses for which the FDIC paid Centennial Bank reimbursement under the loss sharing agreements. In addition, the agreements obligated Centennial Bank in 2020 to pay to the FDIC a “true-up” payment equal to 50% of the excess, if any, of a calculated amount based on the amount of covered loans acquired, the loss share payments received from the FDIC, the recovery amounts paid to the FDIC and other related factors. Pursuant to the Agreement, all rights and obligations of Centennial Bank and the FDIC under the loss share agreements, including the recovery provisions and the settlement of loss share and expense reimbursement claims, have been resolved and terminated. The termination of the FDIC loss share agreements is effective as of July 27, 2016.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 1.02.

Item 7.01 Regulation FD Disclosure.

On July 27, 2016, the Company issued a press release announcing the early termination of Centennial Bank’s loss share agreements with the FDIC. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Termination Agreement, among the Federal Deposit Insurance Corporation, receiver of Old Southern Bank, Orlando, Florida; Key West Bank, Key West, Florida; Bayside Savings Bank, Port Saint Joe, Florida; Coastal Community Bank, Panama City Beach, Florida; Wakulla Bank, Crawfordville, Florida; Gulf State Community Bank, Carrabelle, Florida; the Federal Deposit Insurance Corporation; and Centennial Bank, dated as of July 27, 2016.

99.1	Press Release: Home BancShares, Inc. Announces Early Termination of All FDIC Loss Share Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: July 28, 2016	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer